Exhibit 99. 1

Wayside Technology Group, Inc. Reports 2018 Second Quarter

and Declares Quarterly Dividend

Net operating results include impact of separation expenses, net of taxes of $2.0 million

Second quarter 2018 Financial Highlights:

Net sales $43.9 million

Net Loss $1.1 million

Diluted net loss per share    $0.25 per share

Net income excluding separation expenses, net of related taxes$0.9 million (non-GAAP)

Diluted earnings per share excluding separation expenses,

net of related taxes $0.20 per share (non-GAAP)

Dividend declared - $0.17 per share

EATONTOWN, NJ, August 6, 2018 – Wayside Technology Group, Inc. (NASDAQ: WSTG) today announced financial results for the second quarter ended June 30, 2018.    The results will be discussed in a conference call to be held on Tuesday, August 7, 2018 at 9:00 a.m. EDT.  The dial-in telephone number is (844) 683-0552 and the pass code is “WSTG.”  This conference call will be webcast by NASDAQ OMX and can be accessed at Wayside Technology’s website at www.waysidetechnology.com/site/content/webcasts.

Net loss for the quarter ended June 30, 2018 includes $2.0 million in expenses related to a separation and release agreement the Company entered into with its former Chairman and Chief Executive Officer upon his resignation on May 11, 2018, consisting of $1.7 million in accelerated vesting of restricted stock and $0.8 million in cash payments, net of $0.4 million in tax benefits. Steve DeWindt, a member of the Company’s Board of Directors was named Interim President and Chief Executive Officer effective May 11, 2018. The separation expenses impacted the Company’s net operating results by $2.0 million resulting in a net loss of $1.1 million for the quarter ended June 30, 2018. The impact on the Company’s earnings per share for the quarter ended June 30, 2018 was approximately $0.45 per share. A table reconciling net income (loss) to net income excluding separation charges is included in this release.

“This was a quarter of change for our Company” said Steve DeWindt, Interim President and Chief Executive Officer. “I am looking forward to building upon the strong foundation our employees have established by putting our vendor partners and customers first. With a thirty-year history in the IT channel, we have a strong network of relationships and we are taking this opportunity to strengthen our strategic approach to delivering value to our customers, vendors and shareholders.”

Operating Results Highlights:

Net sales for the quarter ended June 30, 2018 increased 13% to $43.9 million compared to $39.0 million for the same period in 2017. Lifeboat Distribution segment net sales for the quarter ended June 30, 2018 increased 8% to $38.3 million, compared to $35.3 million for the same period in 2017. TechXtend segment net sales for the quarter ended June 31, 2018 increased 52% to $5.6 million, compared to $3.7 million for the same period in 2017.

Adjusted gross billings (non-GAAP) for the quarter ended June 30, 2018 increased 13% or $13.6 million to $116.6 million compared to $103.0 million for the same period last year (see attached table for a discussion of adjusted gross billings).

Gross profit for the quarter ended June 30, 2018 decreased to $6.5 million compared to $6.6 million for the same period in 2017. Lifeboat Distribution segment gross profit for the quarter ended June 30, 2018 decreased 6% to $5.3 million, compared to $5.6 million in the same period in 2017 due to a decrease in gross profit margin discussed below. TechXtend segment gross profit for the quarter ended June 30, 2018 increased 27% to $1.2 million, compared to $0.9 million in 2017 due to higher net sales.

Gross profit margin (gross profit as a percentage of net sales) for the quarter ended June 30, 2018 decreased by 2.0 percentage points to 14.8%, compared to 16.8% for the same period in 2017. Lifeboat Distribution segment gross profit margin for the quarter ended June 30, 2018 decreased by 2.1 percentage points to 13.8%, compared to 15.9% for the same period in 2017 due to shifts in product mix and market competition. TechXtend segment gross profit margin for the quarter June 30, 2018 decreased 4.2 percentage points to 21.9%, compared to 26.1% for the same period in 2017.

Total selling, general, and administrative (“SG&A”) expenses excluding separation expenses for the quarter ended June 30, 2018 increased $0.5 million to $5.3 million when compared to the same quarter last year, primarily due to higher sales personnel expenses, professional, and public company related costs. SG&A expenses, excluding separation expenses were 12.1% of net sales in 2018 compared to 12.4% in 2017.

For the quarter ended June 30, 2018, the Company recorded a provision for income taxes of $0.1 million compared to $0.6 million in the prior year.  Decreases in the Company’s effective tax rate due to the impact of the Tax Cuts and Jobs Act of 2017, were offset by an increase in the provision for state income taxes and the impact of IRS section 162(m) limitations of the deductibility of separation expenses recorded during the quarter. The Company estimates its effective tax rate on ordinary income will be between twenty-four and twenty six percent for 2018.

The Company incurred a net loss of $1.1 million for the quarter ended June 30, 2018 compared to net income of $1.3 million during the prior year. The change from net income to a net loss was primarily attributable to separation expenses related to the departure of the Company’s former Chairman and Chief Executive Officer and other selling general and administrative expenses discussed above. Net income excluding the impact of the separation expenses, net of taxes, was $0.9 million (non-GAAP), compared to $1.3 million in the prior year.

Diluted loss per share for the quarter ended June 30, 2018 was $0.25, compared to diluted earnings per share of $0.28 for the same period in 2017. Diluted earnings per share, excluding the impact of separation expenses, net of taxes was $ 0.20 (non-GAAP).

On August 1, 2018, the Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable August 22, 2018 to shareholders of record on August 8, 2018.

Adjustments to historical results upon retrospective adoption of ASC 606, Revenue from Contracts with Customers

The Company adopted ASC 606, Revenue from Contracts with Customers effective January 1, 2018 using the full retrospective adoption method. Under the full retrospective adoption method, the Company presents revenue for current and comparative periods on an adjusted basis, reflecting the new accounting standard. The most significant impact of adopting the standard relates to the recognition of revenue for Software - security and highly interdependent with support and third-party maintenance support and other services, net of the related cost of sales. Historically the Company has accounted for most sales on a gross basis, with third party costs included in cost of sales.

The change from gross sale to net reporting has no impact on gross profit, net income or cash flows, though it increases gross profit as a percentage of sales. The adoption of the standard resulted in a reduction of net sales as previously reported or adjusted gross billings (see attached table), and a corresponding reduction of cost of sales of $64.0 million, and $138.7 million for the three and six months ended June 30, 2017, respectively. The attached tables present the impact of the adoption on historical results for the quarter ended June 30, 2017 as if the standard had been adopted in the earliest period presented. Additional information will be available in the Company’s quarterly report filed on Form 10Q with the Securities and Exchange Commission.

Non-GAAP measures

As is further discussed in the attached tables, we use non-GAAP measures including Adjusted gross billings and Net income excluding separation expenses, net of taxes as supplemental measures of the performance of our business.  Our use of these measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under US GAAP. The attached tables provide a reconciliation of each non-GAAP measure to the most nearly comparable measure under US GAAP.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company providing innovative sales and distribution solutions to technology vendors, resellers and system integrators since 1982. Wayside operates Lifeboat Distribution, a value-added distributor for virtualization/cloud computing, security, application and network infrastructure, business continuity/disaster recovery, database infrastructure and management, application lifecycle management, science/engineering, and other technically sophisticated products. The company helps vendors recruit and build multinational solution provider networks, power their networks, and drive incremental sales revenues that complement existing sales channels. Lifeboat Distribution services thousands of solution providers, VARs, systems integrators, corporate resellers, and consultants worldwide, helping them power a rich opportunity stream and build profitable product and service businesses. The Company also offers specialty solutions to customers through its TechXtend business.

Additional information can be found by visiting www.waysidetechnology.com

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties could cause actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

–Tables Follow –

Investor Relations Contact:

Michael Vesey, Vice President and Chief Financial Officer

Wayside Technology Group, Inc.

(732) 389-0932

michael.vesey@waysidetechnology.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,409	$5,530
Accounts receivable, net	71,780	76,937
Inventory, net	2,335	2,794
Vendor prepayments	4,843	6,837
Prepaid expenses and other current assets	572	553
Total current assets	89,939	92,651

Equipment and leasehold improvements, net	1,760	1,828
Accounts receivable long-term, net	5,269	7,437
Other assets	301	231
Deferred income taxes	131	138
Total assets	$97,400	$102,285
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$57,765	$62,792
Total current liabilities	57,765	62,792

Deferred rent and tenant allowances	746	781

Total liabilities	58,511	63,573

Commitments and Contingencies

Stockholders’ equity:
Common Stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,479,787 and 4,454,829 shares outstanding, respectively	53	53
Additional paid-in capital	32,354	31,257
Treasury stock, at cost, 804,713 and 829,671 shares, respectively	(13,745)	(14,207)
Retained earnings	21,467	22,522
Accumulated other comprehensive loss	(1,240)	(913)
Total stockholders’ equity	38,889	38,712
Total liabilities and stockholder’s equity	$97,400	$102,285

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

( Amounts in thousands, except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Unaudited )		(Unaudited )
Net Sales
Lifeboat segment	$75,163	$69,175	$38,324	$35,341
TechXtend segment	9,303	7,937	5,590	3,680
Total Net Sales	84,466	77,112	43,914	39,021

Cost of sales
Lifeboat segment	63,702	57,720	33,047	29,729
TechXtend segment	7,371	6,061	4,369	2,720
Total Cost of sales	71,073	63,781	37,416	32,449

Gross Profit	13,393	13,331	6,498	6,572

Operating expenses
Selling costs	5,117	5,165	2,682	2,588
Share- based compensation (a)	726	703	377	356
Separation expenses	2,446	-	2,446	—
Other general and administrative expenses	4,503	3,942	2,239	1,898
Total Selling, general and administrative expenses	12,792	9,810	7,744	4,842

Income (loss) from operations	601	3,521	(1,246)	1,730

Interest, net	449	321	210	173
Foreign currency transaction gain (loss)	(2)	(50)	(3)	(50)
Income (loss) before provision for income taxes	1,048	3,792	(1,039)	1,853
Provision for income taxes	568	1,200	78	578

Net income (loss)	$480	$2,592	$(1,117)	$1,275

Income (loss) per common share - Basic	$0.10	$0.57	$(0.25)	$0.28
Income (loss)per common share - Diluted	$0.10	$0.57	$(0.25)	$0.28

Weighted average common shares outstanding - Basic	4,323	4,314	4,344	4,285
Weighted average common shares outstanding - Diluted	4,323	4,314	4,344	4,285

Dividends per common share	$0.34	$0.34	$0.17	0.17

(a)	Excludes $1,661 of stock compensation expense included in Separation expenses

Supplemental Revenue Information

The table below presents net sales by disaggregated revenue category:

Net sales	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Hardware and software product	$75,973	$68,862	$40,111	$34,931
Software - security & highly interdependent with support	3,596	3,014	1,493	1,464
Maintenance, support & other services	4,897	5,236	2,310	2,626
Net sales	$84,466	$77,112	$43,914	$39,021

Reconciliation of GAAP and Non-GAAP Financial Measures

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Six months ended		Three months ended
Adjusted Gross Billings (Non-GAAP) (1)	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017

Net sales	$84,466	$77,112	$43,914	$39,021
Costs of sales related to Software – security and highly interdependent with support and maintenance, support and other services	157,172	138,666	72,641	63,961
Adjusted gross billings (Non-GAAP)	$241,638	$215,778	$116,555	$102,982

(1)  We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and Maintenance, support and other services. We provided a reconciliation of Adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use Adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of Adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate Adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The tables below present Net income (loss) reconciled to Net income excluding separation expenses, net of taxes and Diluted earnings (loss) per share reconciled to Diluted earnings per share, excluding separation expenses net of taxes (Non-GAAP) (2):

	Six months ended		Three months ended
Net income (loss) reconciled to Net income excluding	June 30,	June 30,	June 30,	June 30,
separation expenses, net of taxes (Non-GAAP)	2018	2017	2018	2017

Net income (loss)	$480	$2,592	$(1,117)	$1,275
Separation expenses	2,446	-	2,446	-
Income tax benefits related to separation expenses	(438)	-	(438)	-
Net income excluding separation expenses, net of taxes	$2,488	$2,592	$891	$1,275

Diluted earnings (loss) per share reconciled to Diluted earnings per share	Six months ended		Three months ended
excluding separation expenses, net of taxes (Non-GAAP):	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017

Diluted earnings (loss) per share	$0.10	$0.57	$(0.25)	$0.28
Separation expenses	0.55	-	0.55	-
Income tax benefit related to separation expenses	(0.10)	-	(0.10)	-
Diluted earnings per share excluding separation expenses, net of taxes	$0.55	$0.57	$0.20	0.28

(2)

We define Net income excluding separation expenses, net of tax, as Net income (loss), plus Separation expense, less the income tax benefit attributable to the separation expenses. We provided a reconciliation of Net income excluding separation expenses, net of tax, to Net income, as well as the related amounts per share, which are the most directly comparable US GAAP measure. We use Net income excluding separation expense as a supplemental measure of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of Net income excluding separation expenses, net of tax has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate separation expenses net of tax, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents basic and diluted EPS as previously reported and as restated (3):

	Six months ended	Three months ended
	June 30,	June 30,
	2017	2017
As Previously Reported:
Income per common share - Basic	$0.60	$0.30
Income per common share - Diluted	$0.60	$0.30

Weighted average common shares outstanding - Basic	4,314	4,285
Weighted average common shares outstanding - Diluted	4,337	4,315

As Restated:
Income per common share - Basic	$0.57	$0.28
Income per common share - Diluted	$0.57	$0.28

Weighted average common shares outstanding - Basic	4,314	4,285
Weighted average common shares outstanding - Diluted	4,314	4,285

(3)

Earnings per share for the three and six months ended June 30, 2017 were recalculated and restated using the two-class method, to be presented on a comparable basis with the same periods in 2018. In 2017 the Company determined it should be reporting earnings per share using the two-class method, which treats unvested restricted shares granted under our 2012 Stock-Based Compensation Plan that are entitled to receive non-forfeitable dividends as participating securities. The change had an immaterial impact on previously reported earnings per share (and no net income impact), however, the amounts presented in these tables have been re-stated to correct the error in prior periods for comparability purposes.